UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 24, 2012

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Fiscal Year 2012 Bonus Awards and Fiscal Year 2013 Base Salaries

On July 24, 2012, the Compensation and Organizational Development Committee (the “Committee”) certified that the performance goal established for Intuit’s Senior Executive Incentive Plan (“SEIP”) for the year ended July 31, 2012 (“Fiscal 2012”) had been achieved and subsequently approved annual performance bonuses for Brad D. Smith, R. Neil Williams, Kiran M. Patel, Laura A. Fennell, Daniel R. Maurer, and Scott D. Cook. The specific bonus amounts were determined by the Committee based on a review of the performance of each eligible individual and on the Company’s revenue and non-GAAP operating income for Fiscal 2012.

The Committee also approved the annual base salaries for Intuit’s executive officers for the next fiscal year. The following table sets forth the bonus and annual base salary approved for the specified individuals.

Name and Current Position	2012 Bonus	2013 Annual Base Salary
Brad D. Smith President and Chief Executive Officer	$1,647,750	$1,000,000

R. Neil Williams Senior Vice President and Chief Financial Officer	$544,219	$700,000

Kiran M. Patel Executive Vice President and General Manager, Small Business Group	$805,000	$800,000

Laura A. Fennell Senior Vice President, General Counsel and Corporate Secretary	$348,450	$535,000

Daniel R. Maurer Senior Vice President and General Manager, Consumer Group	$422,297	$620,000

Scott D. Cook Board Member and Chairman of the Executive Committee	$300,000	$525,000

Approval of Amendment to the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

On July 24, 2012, the Committee approved amendment of the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan in order to provide for dividend equivalents with respect to restricted stock units granted after the approval of the amendment. A copy of the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through July 24, 2012 is attached to this Report as Exhibit 10.01.

Approval of 2013 Intuit Inc. Performance Incentive Plan

On July 24, 2012, the Committee approved the Intuit Inc. Performance Incentive Plan for Fiscal Year 2013 (the “IPI”), a discretionary cash bonus plan. The amount of a bonus award under the IPI for fiscal year 2013 will be based upon the individual employee’s bonus target, the employee’s performance during fiscal year 2013, and the amount of the aggregate bonus pool that is made available for bonuses for fiscal year 2013 based on overall performance of Intuit. A copy of the IPI for fiscal year 2013 is attached to this Report as Exhibit 10.02.

Item 8.01	Other Events

In May 2012, Laura A. Fennell, Senior Vice President, General Counsel and Corporate Secretary of Intuit, adopted a stock trading plan related to the sale of up to 29,232 shares of Intuit common stock issuable under various restricted stock unit awards granted in 2009. Subject to the terms and conditions of this plan, a brokerage firm may periodically sell the vested and issued shares at predetermined minimum prices through December 31, 2012.

This plan is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

Transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.01	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through July 24, 2012

10.02	Intuit Inc. Performance Incentive Plan for Fiscal Year 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: July 27, 2012	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.01	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through July 24, 2012

10.02	Intuit Inc. Performance Incentive Plan for Fiscal Year 2013